                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): May 15, 2003




                       FORLINK SOFTWARE CORPORATION, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




          Nevada                         0-18731                87-0438458
--------------------------------------------------------------------------------
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)



            Fang Yuan Mansion 9F, Zhongguancun South Road Yi No. 56,
                      Haidian District, Beijing, PRC 100044
--------------------------------------------------------------------------------
     (Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code:     011-8610 8802 6368
                                                   -----------------------------



         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.


CHANGES TO BOARD OF DIRECTORS

Effective May 15, 2003, the Board of Directors of the Registrant, in accordance with the Registrant's Bylaws, increased the size of the current Board from three to five directors and appointed two outside, independent directors to serve as members of the Board until their successors are duly elected and qualified. The Bylaws of the Registrant permit up to nine directors, and authorize the current directors to increase the size of the Board from time to time and to fill newly created vacancies until the next shareholder vote.

The new outside, independent directors are:

Guoliang Tian, director. Age 63. Currently, Mr. Tian is a Professor with the Institute of Remote Sensing Applications at the Chinese Academy of Sciences, where he has been employed since 1986, in charge of the study of natural disaster monitoring and assessment. His areas of experience and interest involve the use of remote sensing data to research and monitor geographic and atmospheric changes. He has published 105 papers and 4 books. In 1965, Mr. Tian received a degree in physics from Jilin University of China.

Yu Fang, director. Age 57. Currently Mr. Fang is a Professor at Peking University, where he has been employed since 1987. He has served as the Vice Director of the Institute of Remote Sensing and Geographic Information System at Peking University since 2001. From 1982 until 2000, he worked in the Department of Computer Science & Technology at Peking University, and served as Vice Chairman of the Department of Computer Science & Technology at Peking University from 1987 to 1999. His areas of experience and interest are software engineering, geographic information systems, management information systems, and parallel processing and distribution systems. He has written 68 articles and 5 books. In 1982, Mr. Fang received a Masters Degree in Computer Science at Peking University after graduating from the Department of Mathematics at Peking University in 1968.


CHANGES TO MANAGEMENT

Effective May 15, 2003, the Board made several changes to the management structure. As a result of these changes, the current executive officers of the Registrant and their titles are as follows:

Name                                                          Title(s)
----                                                          --------
Yi He.........................................................Chief Executive Officer, Chairman

Xiaoxia Zhao..................................................President, Chief Financial Officer, Chief Accounting
                                                              Officer, Treasurer

Hongkeung Lam.................................................Secretary


Each of the above named officers is also a director of the Registrant.

ANNOUNCEMENT OF MATERIAL CONTRACT

On May 15 ,2003, the Registrant issued a press release to disclose a new contract with Beijing Mobile Communication Corp. Under the terms of this contract, Forlink will supply hardware, system integration service and software products for a Business Operation Support System Device Extension and Integration Service project. The contract amount of this project is approximately US$6.6 million.

The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1.


ITEM 7.  EXHIBITS

         The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B.

         Exhibit No.       Description
         -----------       -----------
         99.1              Press release dated May 15, 2003.  (filed herewith).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FORLINK SOFTWARE CORPORATION, INC.


                                          By: /s/ Xiaoxia Zhao
                                             -----------------------------------
                                             Xiaoxia Zhao, President


Date:  May 22, 2003

                                  EXHIBIT INDEX


         Exhibit No.       Description
         -----------       -----------
         99.1              Press release dated May 15, 2003.  (filed herewith).